Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 5, 2014, in the Registration Statement (Form S-1) and related Prospectus of Tobira Therapeutics, Inc. dated June 23, 2014.

/s/ Ernst & Young LLP

Redwood City, California

June 23, 2014